EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT T
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James A. Bianco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Cell Therapeutics, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Cell Therapeutics, Inc.

Dated: November 14, 2002	By:	/s/ JAMES A. BIANCO, M.D

James A. Bianco President and Chief Executive Officer

I, Louis A. Bianco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Cell Therapeutics, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Cell Therapeutics, Inc.

Dated: November 14, 2002	By:	/s/ LOUIS A. BIANCO

Louis A. Bianco Executive Vice President Finance and Administration